SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


      Date of Report (Date of earliest event reported): April 4, 2006


                         Commission file number 0-14061


                             STEEL TECHNOLOGIES INC.
             (Exact name of registrant as specified in its charter)

           Kentucky                                        61-0712014
   (State or other jurisdiction of                     (I.R.S. Employer
    incorporation or organization)                    Identification No.)

                 15415 Shelbyville Road, Louisville, KY   40245
               (Address of principal executive offices) (Zip Code)

                                 (502) 245-2110
              (Registrant's telephone number, including area code)

                                 Not applicable
-------------------------------------------------------------------------------
          (Former name or former address, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act(17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_|  Pre-commencement   communications  pursuant  to  Rule  14d-2(b)  under  the
     Exchange Act (17 CFR 240.14d-2(b))

|_|  Pre-commencement   communications  pursuant  to  Rule  13e-4(c)  under  the
     Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets

On April 1, 2006, Steel Technologies Inc. (Steel Technologies) completed the sale of all the capital stock of its Custom Steel, Inc. subsidiary (Custom Steel) to American Railcar Industries, Inc. (ARI). Custom Steel operates a facility located in Kennett, Missouri adjacent to ARI's component manufacturing facility that produces value-added fabricated steel parts that primarily support ARI's railcar manufacturing operations. Sales to ARI totaled approximately $42 million during Custom Steel's fiscal year ended September 30, 2005. The purchase price is approximately $18 million including approximately $5 million for inventories.


Item 9.01 Financial Statements and Exhibits.

(d)      Exhibits

Exhibit Number    Description

Exhibit 99 Press release dated April 3, 2006 of Steel Technologies Inc., announcing the completion of its sale of Custom Steel, Inc. subsidiary to American Railcar Industries, Inc.


SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

STEEL TECHNOLOGIES INC.
    (Registrant)




By   /s/ Bradford T. Ray
     ---------------------
        Bradford T. Ray
        Chairman of the Board &
        Chief Executive Officer


Dated:  April 4, 2006

                                   EXHIBIT 99


                                  NEWS RELEASE

Contact: Bradford T. Ray                    Joseph P. Bellino
         Chief Executive Officer            Chief Financial Officer
         502/245-2110                       502/245-2110




                      STEEL TECHNOLOGIES COMPLETES THE SALE
                      OF ITS CUSTOME STEEL, ING. SUBSIDIARY


LOUISVILLE, Ky. (April 3, 2006) - Steel Technologies Inc. (NASDAQ/NM: STTX) today announced that it has completed the previously announced sale of its Custom Steel, Inc. subsidiary to American Railcar Industries, Inc. (NASDAQ:
ARII) ("ARI"). Proceeds from the sale totaled approximately $18 million, including approximately $5 million for inventories. Steel Technologies intends to use $13 million of this amount to reduce indebtedness under its revolving credit agreement. The remainder will be used for general corporate purposes.

     The Custom Steel facility in Kennett, Missouri, produces fabricated parts that primarily support ARI's nearby railcar manufacturing operations.

     Commenting on the announcement, Bradford T. Ray, Chairman and Chief Executive Officer of Steel Technologies, said, "We are pleased to complete this transaction and are committed to working with ARI through a transition period to help ensure a smooth changeover for the employees of the Kennett facility. As our only fabrication facility, the Kennett operation has a stronger strategic fit long term as part of ARI, while Steel Technologies will remain highly focused on growth opportunities in our core steel-processing segment."

     Steel Technologies processes flat-rolled steel to specific thickness, width, temper, finish and shape requirements for automotive, appliance, lawn and garden, office furniture, agriculture, construction, hardware, and consumer goods. The Company has 19 facilities, including its joint-venture operations, located throughout the United States and Mexico. More information about the Company may be found on the World Wide Web at www.steeltechnologies.com.

     Statements contained in this release, which are not historical facts, are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks and uncertainties (contained in the Company's SEC filings), which could cause actual results to differ materially from those projected. SEC filings may be obtained from the SEC or by contacting the Company.

                                       END